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                                                                   EXHIBIT 10.28

                      RETIREMENT AND CONSULTING AGREEMENT


         AGREEMENT made this 30th day of November, 1994, between CARNIVAL CORPORATION, having its principal place of business at 3655 N.W. 87th Avenue, Miami, Florida (the "COMPANY") and A. Kirk Lanterman, ("LANTERMAN"), residing at 714 W. Galer, Seattle, Washington, 98119.

                                    RECITALS

         A. Lanterman has served as President and Chief Executive Officer of the Company's wholly-owned subsidiary, Holland America Line-Westours, Inc. ("HAL") since January 1989, and has performed exemplary service during said years.
         B. The Company desires to compensate Lanterman for such exemplary service by way of retirement pay.
         C. The Company desires to retain Lanterman's consulting services following such retirement on the terms set forth in this Agreement.

         IN CONSIDERATION of past services as related above and the consulting services related below, it is agreed as follows:

         1.      Compensation For Past Services and Consulting Services
                 1.1 For a period of ten (10) years following the date of retirement by Lanterman from active service with the Company or its subsidiaries (the "RETIREMENT DATE"), the Company shall pay to Lanterman in monthly installments an annual compensation of $300,000.00.
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                 1.2      In the event of Lanterman's death prior to the tenth
anniversary of the Retirement Date, the unpaid balance of this total compensation ($3,000,000.00) shall be paid in full to Lanterman's estate within 30 days of the date of his death. The unpaid balance shall be its then present value calculated by utilization of an interest rate of 7.5% per year.

         2.      Consulting Services

                 Commencing on the Retirement Date and for a period of ten (10) years, Lanterman agrees to perform consulting services for the Company in regard to the business operations of HAL upon the specific written request of the Company. Such services shall be provided during normal business hours, on such dates, for such time and at such locations as shall be agreeable to Lanterman. Such services shall not require more than five (5) hours in any calendar month, unless expressly consented to by Lanterman, which consent may be withheld for any reason whatsoever. The Company will reimburse Lanterman for any out-of-pocket expenses incurred by him in the performance of said consulting services.

         3.      Independent Contractor

                 Commencing on the Retirement Date, after retirement, Lanterman acknowledges that he will be solely an independent contractor and consultant. He further acknowledges that he will not consider himself to be an employee of the Company, and will not be entitled to any Company employment rights or benefits.

         4.      Confidentiality

                 Lanterman will keep in strictest confidence, both during





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the term of this Agreement and subsequent to termination of this Agreement, and will not during the term of this agreement or thereafter disclose or divulge to any person, firm or corporation, or use directly or indirectly, for his own benefit or the benefit of others, any confidential Company information including, without limitation, to any trade secrets respecting the business or affairs of the Company which he may acquire or develop in connection with or as a result of the performance of his service hereunder. In the event of an actual or threatened breach by Lanterman of the provisions of this paragraph, the Company shall be entitled to injunctive relief restraining Lanterman from the breach or threatened breach as it sole remedy. The Company hereby waives the rights for damages, whether consequential or otherwise.

         5.      Enforceable

                 The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action of Lanterman against the Company, or the Company against Lanterman, whether predicated on this Agreement or otherwise.

         6.      Applicable Law

                 This Agreement shall be construed in accordance with the laws of the State of Washington, and venue for any litigation concerning an alleged breach of this Agreement shall be in King County, Washington, and the prevailing party shall be entitled to reasonable attorney's fees and costs incurred.

         7.      Entire Agreement

                 This Agreement contains the entire agreement of the





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parties relating to the subject matter hereof.  Any notice to be given under this Agreement shall be sufficient if it is in writing an is sent by certified or registered mail to Lanterman or to the Company to the attention of the President, or otherwise as directed by the Company, from time to time, at the addresses as they appear in the opening paragraph of this Agreement.

         8.      Waiver

                 The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.


         IN WITNESS WHEREOF, the Company and Lanterman have duly executed this Agreement as of the day and year first above written.


                                         CARNIVAL CORPORATION



                                         By:  HOWARD FRANK
                                            -----------------------------------

                                              Vice Chairman



                                         A. KIRK LANTERMAN



                                           A. KIRK LANTERMAN
                                         --------------------------------------




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